Exhibit 99.1

News Release

CMC TO ACQUIRE CONCRETE PIPE & PRECAST, LLC

•	Expands CMC’s commercial portfolio in early-stage construction solutions; leverages complementary geographic footprint and customer relationships

•	Deepens CMC’s exposure to structural demand tailwinds in construction; enhances ability to address construction pain points such as labor scarcity and project timelines

•	Establishes a significant and scalable new growth platform with a strong regional leader in an attractive industry

•	Enhances CMC’s financial profile; expected to be accretive to earnings per share and free cash flow per share in the first year

Irving, TX – September 18, 2025—Commercial Metals Company (NYSE: CMC) (“CMC”) today announced it has entered into a definitive agreement to acquire Concrete Pipe & Precast, LLC (“CP&P”), a leading supplier of precast concrete solutions to the U.S. Mid-Atlantic and South Atlantic regions, from Eagle Corporation and ECPP, LLC for a cash purchase price of $675 million, subject to customary adjustments. The purchase price represents a multiple of 9.5x CP&P’s forecasted 2025 EBITDA. When anticipated cash tax benefits are included, the effective multiple is reduced to approximately 8.5x. The transaction is expected to be immediately accretive to earnings per share and free cash flow per share, and by year three annual run-rate synergies, primarily related to optimization initiatives, are expected in a range of $5 million to $10 million.

“The acquisition of CP&P is an exciting step forward as we advance our strategy of delivering value-accretive growth by expanding CMC’s commercial portfolio in early-stage construction and increasing the breadth of our participation on the job site,” said Peter Matt, President and Chief Executive Officer. “CP&P is a leader in a large and attractive industry with strong, stable margins and cash flows. Through this transaction we will immediately establish a meaningful and highly scalable growth platform that enhances our ability to provide valuable solutions to our customers and positions CMC to better capitalize on the powerful long-term structural trends that we expect will drive construction activity for years to come.”

Compelling Strategic and Financial Rationale

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Broadens CMC portfolio of early-stage construction solutions: Precast capabilities will expand CMC’s commercial portfolio of value-added early-stage construction solutions with targeted customer groups and bring CMC onto the construction site earlier in the life of a project. The addition of these solutions meaningfully enhances CMC’s ability to participate in construction activity from site preparation to structural erection.

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Increases exposure to long-term structural trends: Precast concrete is expected to benefit from the same powerful structural demand trends as CMC’s existing construction focused portfolio – these trends include infrastructure investment, industrial re-shoring, energy generation, and addressing the U.S. housing shortage. In addition, precast capabilities enhance CMC’s ability to address construction industry challenges such as labor scarcity and project timelines, and win greater adoption over time.

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Establishes a meaningful platform for growth: The acquisition establishes a highly scalable platform in a fragmented industry with strong margin characteristics. The top 10 precast suppliers comprise less than 25% of the domestic market, with only two national players and a relatively small number of sizable regional producers. These market dynamics provide CMC with a long-term runway for self-directed organic and inorganic growth by establishing regional operational footprints that benefit from scale in local markets.

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Entry into a large and attractive industry: The domestic precast concrete industry generates approximately $30 billion of revenue annually. Market growth is projected to outpace the broader concrete sector, driven by positive adoption trends toward labor and time saving capabilities that precast solutions offer. EBITDA margins generally exceed 20% and are reinforced by the value-added and engineered characteristics of the products.

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Enhances CMC’s financial profile: The acquisition strengthens CMC’s core business and adds a complementary earnings driver with higher, more stable margin characteristics. The precast business is also less capital intensive than CMC’s traditional steel operations, providing greater cash flow conversion on the EBITDA generated.

About CP&P

CP&P is a leading supplier of precast concrete and pipe products to the Mid-Atlantic and South Atlantic regions, selling into seven core states from 17 strategically located facilities. The company offers a complete line of standard and highly engineered precast and reinforced concrete pipe solutions to infrastructure, non-residential, and residential construction markets, and is well positioned to benefit from the structural demand tailwinds in its core regions, including data center construction, stormwater management, industrial re-shoring and infrastructure investment. CP&P has established a strong competitive position through scale in local geographies, a track record of superior customer service, and unique design and engineering capabilities. CP&P was formed in 2012 as a joint venture between Americast, Inc. (a former subsidiary of Eagle Corporation) and Hanson Pipe and Precast LLC. Since 2022, all of the equity assets of CP&P have been fully owned by Eagle Corporation and ECPP, LLC.

About Precast Concrete and Concrete Pipe Products

Precast concrete and concrete pipe products are construction components formed by pouring concrete into a reusable mold, then curing it in a controlled manufacturing environment. The component is then transported in its final form to a construction site for installation. This process produces durable, ready-to-use components of reliable quality that can be installed quickly, saving time, and requiring less labor than pour-in-place techniques. Precast concrete and concrete pipe serve mission-critical applications often for site infrastructure such as utility connections, water supply, or stormwater management. Precast solutions are used widely across each region of the United States, with domestic industry revenues of approximately $30 billion.

Transaction Details

The transaction has been approved by the board of directors of Commercial Metals Company and the board of managers or directors of each of CP&P, Eagle Corporation and ECPP, LLC, as applicable. The closing of the transaction is expected to occur in a timely manner following customary regulatory review and subject to customary closing conditions. The transaction will be funded with cash on hand and is not contingent on any financing arrangements. CP&P financial results will be reported within CMC’s Emerging Businesses Group operating segment.

Advisors

Moelis & Company LLC served as the exclusive financial advisor and Willkie Farr & Gallagher LLP served as legal counsel to CMC for this transaction.

Conference Call

In conjunction with this announcement, Commercial Metals Company (NYSE: CMC) invites you to listen to its conference call that will be broadcast live over the internet today, September 18, 2025, at 11:00 a.m. Eastern Time (10:00 a.m. Central) with Peter Matt, President and Chief Executive Officer, and Paul Lawrence, Senior Vice President and Chief Financial Officer.

About CMC

CMC is an innovative solutions provider helping build a stronger, safer, and more sustainable world. Through an extensive manufacturing network principally located in the United States and Central Europe, we offer products and technologies to meet the critical reinforcement needs of the global construction sector. CMC’s solutions support early-stage construction across a wide variety of applications, including infrastructure, non-residential, residential, industrial, and energy generation and transmission.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, with respect to the proposed acquisition of CP&P and the timing thereof and the expected benefits of the transaction, the ability to obtain regulatory approvals and meet other closing conditions for the proposed acquisition, general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments (including the proposed acquisition of CP&P), demand for our products, shipment volumes, metal margins, the ability to operate our steel mills at full capacity, particularly during periods of domestic mill start-ups, the future availability and cost of supplies of raw materials and energy for our operations, growth rates in certain reportable segments, product margins within our Emerging Business Group segment, share repurchases, legal proceedings, construction activity, international trade, the impact of geopolitical conditions, capital expenditures, tax credits, our liquidity and our ability to satisfy future liquidity requirements, estimated contractual obligations, the expected capabilities and benefits of new facilities, the anticipated benefits and timeline for execution our growth plan and initiatives, including our TAG operational and commercial excellence program, and our expectations or beliefs concerning future events. The statements in this news release that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans or intentions.

The Company’s forward-looking statements are based on management’s expectations and beliefs as of the time this news release was prepared. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in our filings with the Securities and Exchange Commission, including, but not limited to, in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2024, and Part II, Item 1A, “Risk Factors” of our subsequent quarterly reports on Form 10-Q, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of downstream contracts within our vertically integrated steel operations due to rising commodity pricing; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; the impact of geopolitical conditions, including political turmoil and volatility, regional conflicts, terrorism and war on the global economy, inflation, energy supplies and raw materials; increased attention to environmental, social and governance (“ESG”) matters, including any targets or other ESG, environmental justice or regulatory initiatives; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; impacts from global public health crises on the economy, demand for our products, global supply chain and on our operations; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers’ abilities to access credit and non-compliance with their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our share repurchase program; financial and non-financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions and realize any or all of the anticipated synergies or other benefits of acquisitions; the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third-party consents and approvals; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; the impact of goodwill or other indefinite-lived intangible asset impairment charges; the impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; our ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; our ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks, including those related to the Pacific Steel Group litigation and other legal proceedings; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

Media Contact:

Susan Gerber

(214) 689-4300